AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 27, 1999.
                                                      REGISTRATION NO. 333-60627

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                AMENDMENT NO. 4
                                       TO

                                    FORM S-1

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                               PACKAGED ICE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          TEXAS                    2097                  76-0316492
     (STATE OR OTHER         (PRIMARY STANDARD
     JURISDICTION OF            INDUSTRIAL
    INCORPORATION OR        CLASSIFICATION CODE       (I.R.S. EMPLOYER
      ORGANIZATION)               NUMBER)            IDENTIFICATION NO.)

                            ------------------------

                          8572 KATY FREEWAY, SUITE 101
                              HOUSTON, TEXAS 77024
                                 (713) 464-9384
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                                JAMES F. STUART
                            CHIEF EXECUTIVE OFFICER
                          8572 KATY FREEWAY, SUITE 101
                              HOUSTON, TEXAS 77024
                                 (713) 464-9384
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

           ALAN SCHOENBAUM                       T. MARK KELLY
 AKIN, GUMP, STRAUSS, HAUER & FELD,            MICHAEL P. FINCH
               L.L.P.                       VINSON & ELKINS L.L.P.
   300 CONVENT STREET, SUITE 1500     1001 FANNIN, 2300 FIRST CITY TOWER
      SAN ANTONIO, TEXAS 78205               HOUSTON, TEXAS 77002
           (210) 281-7234                       (713) 758-2222

                            ------------------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
   As soon as practicable after the Registration Statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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
                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are set forth in the following table. The Company shall pay the estimated expenses of issuance and distribution in proportion to the respective number of shares sold by it in the Offering. Each amount, except for the Commission and National Association of Securities Dealers, Inc. ("NASD") fees, is estimated.

Commission registration fees............  $     42,406
NASD filing fees........................  $     14,875
Nasdaq National Market application and
  listing fees..........................  $     91,000
Transfer agent's and registrar's fees
  and expenses..........................  $     10,000
Printing and engraving expenses.........  $    275,000
Legal fees and expenses.................  $    325,000
Accounting fees and expenses............  $    240,000
Blue sky fees and expenses..............  $        500
Standby commitment fee to existing
  noteholder............................  $    680,000
                                          ------------
     Total..............................  $  1,673,781
                                          ============

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company is empowered by Art. 2.02-1 of the Texas Business Corporation subject to the procedures and limitations stated therein, to indemnify any person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director or officer against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including court costs and attorneys' fees) actually incurred by the person in connection with the proceeding. The Company is required by Art. 2.02-1 to indemnify a director or officer against reasonable expenses (including court costs and attorneys' fees) incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director or officer if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise. The Articles and bylaws of the Company provide for indemnification by the Company of its directors and officers to the fullest extent permitted by the Texas Business Corporation Act. In addition, the Company has, pursuant to Article 1302-7.06 of the Texas Miscellaneous Corporation Laws Act, provided in its articles of incorporation that, to the fullest extent permitted by applicable law, a director of the Company shall not be liable to the Company or its shareholders for monetary damages for an act or omission in a director's capacity as director of the Company.

     The Company has entered into indemnification agreements with each of its directors and certain of its executive officers. The indemnification agreements provide that the Company shall indemnify these individuals against certain liabilities (including settlements) and expenses actually and reasonably incurred by them in connection with any threatened or pending legal action, proceeding or investigation (other than actions brought by or in the right of the Company) to which any of them is, or is threatened to be, made a party by reason of their status as a director, officer or agent of the Company; PROVIDED that, with respect to a civil, administrative or investigative (other than criminal) action, such individual acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal proceedings, he or she had no reasonable cause to believe his or her conduct was unlawful. With respect to any action brought by or in the right of the Company, such individuals may be indemnified, to the extent not prohibited by applicable laws or as determined by a court of competent jurisdiction, against expenses actually and reasonably incurred by them in connection with such action if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company. The agreements also require indemnification of such individuals for all reasonable expenses incurred in connection with the successful defense of any action or claim and provide for partial indemnification in the case of any partially successful defense.

     The Company has obtained an insurance policy providing for indemnification of officers and directors of the Company and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions. The Company has entered into separate indemnification agreements with each of its directors which may require the Company, among other things, to indemnify such directors against certain liabilities that may arise by reason of their status or service as directors to the maximum extent permitted under Texas law.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     Since January 1996, the Company issued and sold the following unregistered securities:

           (1) On January 17, 1997, the Company issued 124,831 shares of Series B Convertible Preferred Stock to Food Fund, Norwest and an accredited investor for an aggregate cash consideration of $757,761. This issuance was exempt from registration under Section 4(2) of the Securities Act.

           (2) On February 18, 1997, the Company issued 6,000 shares of Common Stock to an employee for an aggregate cash consideration of $45,000. This issuance was exempt from registration under Section 4(2) of the Securities Act.

           (3) On April 17, 1997, the Company issued a total of 995,020 shares of Common Stock valued at $10 per share to the former shareholders of Southwest Texas Packaged Ice, Inc., Mission Party Ice, Inc. and Southwestern Ice, Inc. as partial consideration for the Company's acquisition of Southwest Texas Packaged Ice, Inc., Mission Party Ice, Inc. and Southwestern Ice, Inc. This issuance was exempt from registration under
     Section 4(2) of the Securities Act.

           (4) On April 17, 1997, the Company issued $50 million of 12% Senior Notes due 2004 with detachable warrants to purchase 511,855 shares of Common Stock for $0.01 per share. In connection with such issuance, the Company issued warrants to purchase $127,972 shares of Common Stock for $0.01 per share to Jefferies, the initial purchaser of 12% Senior Notes as partial consideration for its services. These issuances were exempt from registration under Section 4(2) of the Securities Act.

           (5) On May 22, 1997, in connection with its acquisition of various assets of The Pipkin Company (d/b/a The Ice Company), the Company issued to H.O. Pipkin and Joy E. Pipkin a total of 2,500 shares of Common Stock valued at $10 per share as partial consideration for the acquisition. This issuance was exempt from registration under Section 4(2) of the Securities Act.

           (6) On May 22, 1997, the Company issued to James M. Raines 18,271 shares of Common Stock in exchange for the return of warrants entitling James M. Raines to purchase 43,296 shares of Common Stock at an exercise price of $5.78 per share. This issuance was exempt from registration under
     Section 3(a)(9) of the Securities Act.

           (7) On May 30, 1997, as partial consideration for its acquisition of various assets of Apache Ice Company, the Company issued 4,500 shares of Common Stock valued at $10 per share to an accredited investor. This issuance was exempt from registration under Section 4(2) of the Securities Act.

           (8) On June 2, 1997, the Company issued 2,628 shares of Common Stock to Lancer Corporation for an aggregate cash consideration of $26,280. This issuance was exempt from registration under Section 4(2) of the Securities Act.

           (9) On July 17, 1997, the Company issued 300,000 shares of Common Stock to SV for an aggregate cash consideration of $3,000,000. In connection with such issuance and without additional consideration, the Company also issued a warrant to purchase up to 100,000 shares of Common Stock for $14 per share. This issuance was exempt from registration under Section 4(2) of the Securities Act.

          (10) On August 21, 1997, as partial consideration for its acquisition of various assets of Whitted Ice Service, the Company issued a total of 15,411 shares of Common Stock valued at $10 per share to the former shareholders of Whitted Ice Service. This issuance was exempt from registration under Section 4(2) of the Securities Act.

          (11) On September 3, 1997, the Company issued a total of 15,000 shares of Common Stock valued at $10 per share to the former shareholders of First Ice Company and Codorus Leasing Company as partial consideration for the Company's acquisition of both First Ice Company and Codorus Leasing Company. This issuance was exempt from registration under Section 4(2) of the Securities Act.

          (12) On September 4, 1997, as partial consideration for its acquisition of various assets of A-Alaska Ice, Inc., the Company issued to A-Alaska, Inc. a total of 56,500 shares of Common Stock. This issuance was exempt from registration under Section 4(2) of the Securities Act.

          (13) On September 10, 1997, the Company issued a total of 15,000 shares of Common Stock valued at $10 per share to the former shareholders of McGehee-Neutze, Inc. as partial consideration for the Company's acquisition of McGehee-Neutize, Inc. This issuance was exempt from registration under Section 4(2) of the Securities Act.

          (14) On September 12, 1997, the Company issued a total of 51,000 shares of Common Stock valued at $10 per share to the former shareholders of Century Ice of Tulsa, Inc. and Ice Cold Enterprises, Inc. as partial consideration for the Company's acquisition of both Century Ice of Tulsa, Inc. and Ice Cold Enterprises, Inc. This issuance was exempt from registration under Section 4(2) of the Securities Act.

          (15) On September 27, 1997, as partial consideration for its acquisition of various assets of
     A-Arctic Inc, the Company issued to Donald S. Olsen and Christopher S. Olsen a total of 30,000 shares of Common Stock valued at $10 per share. This issuance was exempt from registration under Section 4(2) of the Securities Act.

          (16) On October 19, 1997, as partial consideration for its acquisition of various assets of Ed's Refrigeration, Inc., the Company issued to Edmond Paques and True Dee Paques a total of 10,000 shares of Common Stock valued at $10 per share. This issuance was exempt from registration under Section 4(2) of the Securities Act.

          (17) On October 16, 1997, the Company issued to Jefferies, the initial purchaser, $25 million of 12% Senior Notes due 2004 with detachable warrants to purchase 255,943 shares of Common Stock for $0.01 per share, for an aggregate of $25 million in cash. This issuance was exempt from registration under Rule 144A of the rules promulgated under the Securities Act.

          (18) On October 27, 1977, the Company issued a total of 127,800 shares of Common Stock valued at $10 per share to the former shareholders of Central Arkansas Cold Storage, Inc. and Golden Eagle Ice Company as partial consideration for the Company's acquisition of both Central Arkansas Cold Storage, Inc. and Golden Eagle Ice Company. This issuance was exempt from registration under Section 4(2) of the Securities Act.

          (19) On December 2, 1997, the Company issued to Culligan 100,000 shares of 10% Exchangeable Preferred Stock, 40 shares of Series C Preferred Stock, and warrants, having an exercise price of $13 per share, to purchase 1,807,692 shares of Common Stock, for an aggregate of $10 million. On the same date, the Company issued to an accredited investor 15,000 shares of 10% Mandatorily Redeemable Preferred Stock, 6 shares of Series C Preferred Stock and warrants to purchase an aggregate of 115,385 shares of Common Stock, for an aggregate of $1.5 million. These issuances were exempt from registration under Section 4(2) of the Securities Act.

          (20) On December 15, 1997 the Company issued to Culligan 135,000 shares of 10% Exchangeable Preferred Stock and 54 shares of Series C Preferred Stock for an aggregate purchase price of $13.5 million. This issuance was exempt from registration under Section 4(2) of the Securities Act.

          (21) On January 15, 1998, the Company issued 4,500 shares of Common Stock for an aggregate cash consideration of $27,990 and issued 1,800 shares of Common Stock for an aggregate cash consideration of $12,150 upon exercise of options by a former employee. These issuances were exempt from registration under Section 3(a)(1) of the Securities Act.

          (22) On Januay 28, 1998, the Company issued to Jefferies, the initial purchaser, $145 million of 9 3/4% Series A Senior Notes due 2005. This issuance was exempt from registration under Section 4(2) of the Securities Act.

          (23) On February 6, 1998, the Company issued 10,000 shares of Common Stock valued at $10 per share to the former shareholders of Fiesta Fun Ice Co. as partial consideration for the Company's acquisition of Fiesta Fun Ice Co. This issuance was exempt from registration under Section 4(2) of the Securities Act.

          (24) On February 13, 1998, the Company issued a total of 188,308 shares of Common Stock valued at $13 per share to the former shareholders of Scianna's Party Ice, Inc. as partial consideration for the Company's acquisition of Scianna's Party Ice, Inc. This issuance was exempt from registration under Section 4(2) of the Securities Act.

          (25) On March 5, 1998, the Company issued a total of 38,400 shares of Common Stock valued at $13 per share to the former shareholders of Party Time Ice, Co. as partial consideration for the Company's acquisition of Party Time Ice, Co. This issuance was exempt from registration under
     Section 4(2) of the Securities Act.

          (26) On March 6, 1998, the Company issued a total of 91,565 shares of Common Stock valued at $13 per share to the former shareholders of J.P. Albert Ice, Co., as partial consideration for the Company's acquisition of J.P. Albert Ice, Co. This issuance was exempt from registration under
     Section 4(2) of the Securities Act.

          (27) On March 11, 1998, the Company issued to Arthur Biggs, Charlotte Biggs and other accredited investors a total of 379,619 shares of Common Stock valued at $10 per share as partial consideration for the Company's acquisition of Artic Ice Corporation. This issuance was exempt from registration under Section 4(2) of the Securities Act.

          (28) On March 24, 1998, the Company issued a total of 192,308 shares of Common Stock valued at $13 per share to the former shareholders of Anniston Ice & Coal Company, Inc. as partial consideration for the Company's acquisition of Anniston Ice & Coal Company, Inc. This issuance was exempt from registration under Section 4(2) of the Securities Act.

          (29) On April 30, 1998, the Company issued to Jefferies, the initial purchaser, $125 million of 9 3/4% Series A Senior Notes due 2005. On the same date, the Company issued to Ares and SV 400,000 shares of Series A 13% Preferred Stock and warrants to purchase 975,752 shares of Common Stock for an aggregate cash consideration of $40,000,000. These issuances were exempt from registration under Section 4(2) of the Securities Act.

          (30) On June 30, 1998, the Company issued to Tim D. Davis a warrant to purchase 15,000 shares of Common Stock at an exercise price of $15 per share as partial consideration for the Company's acquisition of Clinton Ice Company, Inc. This issuance was exempt from registration under Section 4(2) of the Securities Act.

          (31) On July 29, 1998, the Company issued 3,000 shares of Common Stock valued at $10 per share to Carroll E. Summers, Jr. as partial consideration for the Company's acquisition of a certain track of real property located at 4301 Loop 20, Laredo, Webb County, Texas. This issuance was exempt from registration under Section 4(2) of the Securities Act.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a)  EXHIBITS

     The following is a list of exhibits filed as part of this Registration Statement. Where so indicated by footnote, exhibits which were previously filed are incorporated by reference.

      EXHIBIT NO.                     DESCRIPTION
----------------------------------------------------------------
           1.1       -- Form of Underwriting Agreement.(12)
           3.1       -- Restated Articles of Incorporation of
                        the Company filed with the Secretary of
                        State of the State of Texas on February
                        5, 1992. (Exhibit 3.2)(1)
           3.2       -- Articles of Amendment to the Restated
                        Articles of Incorporation of the Company filed with the Secretary of State of the State of Texas on August 11, 1998.(12)
           3.3       -- Amended and Restated Bylaws of the
                        Company, effective as of January 20,
                        1997. (Exhibit 3.5)(1)
           4.1       -- Securityholder's and Registration Rights
                        Agreement, dated as of October 16, 1997, among the Company and the Initial Purchaser. (Exhibit 4.6)(1)
           4.2       -- Certificate of Designation of Series C
                        Preferred Stock. (Exhibit 4.1)(5)
           4.3       -- Certificate of Designation of 10%
                        Exchangeable Preferred Stock. (Exhibit
                        4.2)(5)
           4.4       -- Certificate of Designation of 13%
                        Exchangeable Preferred Stock Series A.
                        (Exhibit 4.10)(9)
           4.5       -- Amended and Restated Certificate of
                        Designation of 10% Exchangeable
                        Preferred Stock. (Exhibit 4.12)(9)
           4.6       -- Purchase Agreement dated January 22,
                        1998 by and among Packaged Ice and
                        Jefferies. (Exhibit 4.2)(6)
           4.7       -- Registration Rights Agreement dated
                        January 28, 1998 by and among Packaged
                        Ice, the Subsidiary Guarantors and
                        Jefferies. (Exhibit 4.3)(6)
           4.8       -- Indenture by and among Packaged Ice, as
                        Issuer, the Subsidiary Guarantors and
                        U.S. Trust Company of Texas, N.A. as
                        Trustee dated as of January 28, 1998,
                        Amended and Restated as of April 30,
                        1998. (Exhibit 4.1)(9)
           4.9       -- Purchase Agreement among the Company,
                        its subsidiaries and Jefferies as
                        Initial Purchaser ($125,000,000 Senior
                        Notes Offering) dated April 23, 1998.
                        (Exhibit 4.2)(9)
           4.10      -- Registration Rights Agreement by and
                        among Packaged Ice, the Subsidiary
                        Guarantors and Jefferies dated January
                        28, 1998 and Amended and Restated as of
                        April 30, 1998. (Exhibit 4.3)(9)
           4.11      -- Securities Purchase Agreement dated
                        April 30, 1998 by and among Packaged
                        Ice, Ares Leveraged Investment Fund,
                        L.P., and SV. (Exhibit 4.4)(9)
           4.12      -- Warrant Agreement by and among Packaged
                        Ice and Ares Leveraged Investment Fund,
                        L.P. dated April 30, 1998. (Exhibit
                        4.5)(9)
           4.13      -- Warrant Agreement by and among Packaged
                        Ice and SV dated April 30, 1998.
                        (Exhibit 4.6)(9)
           4.14      -- Exchange Offer Registration Rights
                        Agreement dated April 30, 1998 by and
                        among Packaged Ice, Ares Leveraged
                        Investment Fund, L.P. and SV. (Exhibit
                        4.7)(9)
           4.15      -- Registration Rights Agreement dated
                        April 30, 1998 by and among Packaged Ice and Ares Leveraged Investment Fund, L.P. and SV. (Exhibit 4.8)(9)
           4.16      -- Registration Rights Agreement Dated
                        April 30, 1998 by and among Packaged Ice and SV (Exhibit 4.9)(9)
           4.17      -- Common Stock Purchase Warrant, dated
                        July 17, 1997, executed by the Company
                        for the benefit of SV Capital Partners,
                        L.P. (Exhibit 10.39)(2)
           4.18      -- Specimen of Stock Certificate.+
           5.1       -- Opinion of Akin, Gump, Strauss, Hauer &
                        Feld, L.L.P.(12)
          10.1       -- Agreement and Plan of Merger by and
                        among the Company, Packaged Ice Mission,
                        Inc., Mission and A. J. Lewis III, made
                        as of March 25, 1997. (Exhibit 10.1)(1)

          10.2       -- Agreement and Plan of Merger by and
                        among the Company, Packaged Ice STPI,
                        Inc., STPI and the Shareholders of STPI, made as of March 25, 1997. (Exhibit 10.2)(1)
          10.3       -- Noncompetition Agreement by and among
                        the Company, Packaged Ice Mission, Inc.,
                        Packaged Ice STPI, Inc. and A. J. Lewis
                        III, dated as of April 17, 1997.
                        (Exhibit 10.4)(1)
          10.4       -- Registration Rights Agreement by and
                        among the Company, A. J. Lewis III and
                        Liza B. Lewis, dated as of April 17,
                        1997. (Exhibit 10.5)(1)
          10.5       -- Agreement and Plan of Merger by and
                        among the Company, Packaged Ice South-
                        western, Inc., SWI and the shareholders
                        of SWI, made as of March 25, 1997.
                        (Exhibit 10.6)(1)
          10.6       -- Form of Noncompetition Agreement among
                        the Company, Packaged Ice Southwestern,
                        Inc., and each of Dale Johnson, Alan
                        Bernstein and Robert Miller
                        individually, dated as of April 17,
                        1997. (Exhibit 10.8)(1)
          10.7       -- Registration Rights Agreement by and
                        among the Company, and Dale Johnson,
                        Alan Bernstein and Robert Miller, dated
                        as of April 17, 1997. (Exhibit 10.9)(1)
          10.8       -- 1994 Stock Option Plan, dated July 26,
                        1994 (Exhibit 10.10)(1)
          10.9       -- Form of Stock Option Plan Agreements
                        issued under Stock Option Plan. (Exhib-
                        it 10.11)(1)
          10.10      -- Warrant Agreement among the Company and
                        U.S. Trust Company of Texas, N.A., a
                        national banking association, as Warrant
                        Agent, dated as of April 17, 1997.
                        (Exhibit 10.12)(1)
          10.11      -- Form of Indemnification Agreement
                        entered into by the Company in favor of
                        members of the Board of Directors.
                        (Exhibit 10.31)(1)
          10.12      -- Development and Manufacturing Agreement
                        by and between Lancer Corporation and
                        the Company, dated April 13, 1993.
                        (Exhibit 10.32)(1)
          10.13      -- License Agreement by and among the
                        Company, Hoshizaki Electric Co., Ltd.
                        and Hoshizaki America, Inc., dated May
                        28, 1993. (Exhibit 10.37)(1)
          10.14      -- Registration Rights Agreement, dated as
                        of July 17, 1997, by and between the
                        Company and SV Capital Partners, L.P.
                        (Exhibit 10.41)(2)
          10.15      -- Warrant Agreement among the Company and
                        U.S. Trust Company of Texas, N.A., a
                        national banking association, as Warrant
                        Agent, dated as of October 16, 1997.
                        (Exhibit 10.7)(4)
          10.16      -- Trademark License Agreement between
                        Culligan International Company and the
                        Company dated as of October 31, 1997.
                        (Exhibit 10.40)(4)
          10.17      -- Securities Purchase Agreements with
                        Culligan Water Technologies, Inc. dated
                        December 2, 1997. (Exhibit 10.1)(5)
          10.18      -- Common Stock Purchase Warrant Agreement
                        issued by the Company and issued to
                        Culligan Water Technologies, Inc.
                        issuing 1,807,692 fully paid and
                        nonassessable shares of the Company's
                        common stock at an exercise price of
                        $13.00 per share dated December 2, 1997.
                        (Exhibit 10.3)(5)
          10.19      -- Registration Rights Agreement by and
                        among the Company, Culligan Water Tech-
                        nologies, Inc. and Erica Jesselson.
                        (Exhibit 10.5)(5)
          10.20      -- Culligan Voting Agreement by and among
                        the Company and Culligan Water
                        Technologies, Inc. dated December 2,
                        1997. (Exhibit 10.6)(5)
          10.21      -- Letter Agreement dated December 2, 1997.
                        (Exhibit 10.7)(5)
          10.22      -- Option Agreement. (Exhibit 10.12)(5)
          10.23      -- Credit Agreement dated April 30, 1998 by
                        and among the Company and Antares
                        Leveraged Capital Corp., individually,
                        and as agent for The Other Financial
                        Institutions. (Exhibit 10.1)(9)
          10.24      -- Security Agreement dated April 30, 1998,
                        by and among the Company and Antares
                        Leveraged Capital Corp. (Exhibit
                        10.2)(9)

          10.25      -- Security Agreement dated April 30, 1998,
                        by and among Reddy Ice Corporation,
                        Golden Eagle Ice-Texas, Inc., Packaged
                        Ice, Southeast, Inc., Packaged Ice
                        Leasing, Inc., Southco Ice, Inc.,
                        Southwest Texas the Company,
                        Southwestern Ice, Inc., Southern Bottled
                        Water Company, Inc., Mission Party Ice,
                        Inc. and Antares Leveraged Capital Corp.
                        (Exhibit 10.3)(9)
          10.26      -- Guaranty dated April 30, 1998 by and
                        among Reddy Ice Corporation, Mission
                        Party Ice, Inc., Southwest Texas the
                        Company, Southwestern Ice, Inc., Golden
                        Eagle Ice-Texas. Inc., Packaged Ice
                        Southeast, Inc., Packaged Ice Leasing,
                        Inc., Southern Bottled Water Company,
                        Inc., and Southco Ice, Inc. (Exhibit
                        10.4)(9)
          10.27      -- Stock Purchase Agreement between the
                        Company and Suiza Foods Corporation
                        dated March 27, 1998. (Exhibit 2.1)(9)
          10.28      -- Recapitalization Agreement dated August
                        4, 1998 between SV and the Company.(12)
          10.29      -- Employment Agreement of James F. Stuart
                        dated effective August 1, 1998.(12)
          10.30      -- Employment Agreement of A.J. Lewis III
                        dated effective August 1, 1998.(12)
          10.31      -- Employment Agreement of Jimmy C. Weaver
                        dated effective May 1, 1998.(12)
          10.32      -- Employment Agreement of James C.
                        Hazlewood dated effective November 1,
                        1997.(12)
          10.33      -- [Intentionally omitted]
          10.34      -- 1998 Stock Option Plan, dated June 19,
                        1998.(12)
          11.1       -- Statement of earnings per share.(12)
          12.1       -- Historical statement of ratios of
                        earnings to fixed charges.(12)
          12.2       -- Pro forma statement of ratios of
                        earnings to fixed charges.(12)
          21.1       -- List of subsidiaries.(12)
          23.1       -- Consent of Akin, Gump, Strauss, Hauer &
                        Feld, L.L.P. (included in the opinion
                        filed as Exhibit 5.1).
          23.2       -- Consent of Deloitte & Touche LLP.(12)
          23.3       -- Consent of KPMG LLP.(12)
          23.4       -- Consent of Arthur Andersen LLP.(12)
          24.1       -- Power of Attorney(12)
          27.1       -- Financial Information Schedule (included
                        in Commission-filed copy only).

------------
+ Filed herewith.

 (1) Filed as an Exhibit to the Company's Registration Statement on Form S-4 (File No. 333-29357), filed with the Commission on June 16, 1997.

 (2) Filed as an Exhibit to the Amendment No. 1 to the Company's Registration Statement No. 333-29357 on Form S-4 with the Commission on July 29, 1997.

 (3) Filed as an Exhibit to the Amendment No. 2 to the Company's Registration Statement No. 333-29357 on Form S-4 with the Commission on August 22, 1997.

 (4) Filed as an Exhibit to the Company's Third Quarter Disclosure on Form 10-Q with the Commission on November 14, 1997.

 (5) Filed as an Exhibit to Form 8-K filed on behalf of the Company with the Commission on December 15, 1997.

 (6) Filed as an Exhibit to Form 8-K filed on behalf of the Company with the Commission on February 9, 1997.

 (7) Filed as an Exhibit to the Company's Fourth Quarter Disclosure on Form 10-K filed with the Commission on March 30, 1998.

 (8) Filed as an Exhibit to Form 8-K filed on behalf of the Company with the Commission on April 2, 1998.

 (9) Filed as an Exhibit to Form 8-K/A filed on behalf of the Company with the Commission on May 12, 1998.

(10) Filed as an Exhibit to the Company's First Quarter Disclosure on Form 10-Q filed with the Commission on May 15, 1998.

(11) Filed as an Exhibit to the Company's Registration Statement on Form S-4 (File No. 333-581111), filed with the Commission on June 30, 1998.

(12)  Previously filed.

     (b)  Financial Statement Schedules

     None.

ITEM 17.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to Item 14 herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 26, 1999.

                                          PACKAGED ICE, INC.
                                          By:  /s/ JAMES F. STUART
                                                   JAMES F. STUART,
                                                CHIEF EXECUTIVE OFFICER

     Pursuant to the requirements of the Securities Act this Registration Statement has been signed by the following persons in the capacities indicated on January 26, 1999:

                         NAME                                          TITLE                        DATE
------------------------------------------------------  ------------------------------------  -----------------
                  /s/JAMES F. STUART                    Chief Executive Officer and Director   January 26, 1999
                   JAMES F. STUART                        (principal executive officer)

                          *                             President and Director                 January 26, 1999
                    A.J. LEWIS III

                          *                             Chief Financial Officer                January 26, 1999
                  JAMES C. HAZLEWOOD                      (principal accounting officer)

                          *                             Director                               January 26, 1999
                  RICHARD A. COONROD

                          *                             Director                               January 26, 1999
                   ROBERT G. MILLER

                          *                             Director                               January 26, 1999
                     ROD J. SANDS

                          *                             Director                               January 26, 1999
                 STEVEN P. ROSENBERG

                          *                             Director                               January 26, 1999

                 ARTHUR E. BIGGS, SR.
                  /s/JAMES F. STUART                                                           January 26, 1999
                  *ATTORNEY-IN-FACT